Exhibit 10.7

ADDENDUM TO
EMPLOYMENT AGREEMENT

THIS ADDENDUM TO EMPLOYMENT AGREEMENT (the "Addendum") is made and entered into as effective as of the 30th day of September, 2011 (the “Addendum Date”), by and between LENDER PROCESSING SERVICES, INC., a Delaware corporation (the "Company"), and Daniel T. Scheuble (the "Employee") for the purpose of modifying and amending certain terms of that Employment Agreement (the “Employment Agreement”), with an Effective Date of December 31, 2009, by and between Company and Employee, as more specifically set forth below. All capitalized terms that are not otherwise defined in this Addendum shall have the meanings attributed to them in the Employment Agreement. In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:
1.    During the Addendum Term, Section 2 of the Employment Agreement shall be disregarded and shall be replaced with the following:
Employment and Duties. Subject to the terms and conditions of this Agreement, the Company employs Employee to serve as its Executive Vice President and Chief Operating Officer. Employee accepts such employment and agrees to undertake and discharge the duties, functions and responsibilities commensurate with the aforesaid position and such other duties and responsibilities as may be prescribed from time to time by the Chief Executive Officer (the “CEO”) or the Board of Directors of the Company (the "Board"). Employee shall devote substantially all of his business time, attention and effort to the performance of his duties hereunder and shall not engage in any business, profession or occupation, for compensation or otherwise without the express written consent of the CEO or Board, other than personal, personal investment, charitable, or civic activities or other matters that do not conflict with Employee's duties.
2.    Term. The term of this Addendum (the “Addendum Term”) shall commence on the Addendum Date and shall continue through the Employment Term.
3.    During the Addendum Term, Section 12 of the Employment Agreement titled “Non-Competition” shall be deleted in its entirety and shall be replaced with the following:
12.    Non-Competition.

(a)
During Employment Term. Employee agrees that, during the Employment Term, he will devote such business time, attention and energies reasonably necessary to the diligent and faithful performance of the services to Company and its affiliates, and he will not engage in any way whatsoever, directly or indirectly, in any business that is a direct competitor with Company's or its affiliates' principal business, nor solicit customers, suppliers or employees of Company or affiliates on behalf of, or in any other manner work for or assist any business which is a direct competitor with Company's or its affiliates' principal business. In addition, during the and Employee will not combine or conspire with any other employee of Company or any other person for the purpose of organizing any such competitive business activity.

(b)
After Employment Term. The parties acknowledge that Employee will acquire substantial knowledge and information concerning the business of Company and its affiliates as a result of his employment. The parties further acknowledge that the scope of business in which Company and its affiliates are engaged as of the Effective Date is national and very competitive and one in which few companies can successfully compete. Competition by Employee in that business after the Employment Term would severely injure Company and its affiliates. Accordingly, for a period of one (1) year after Employee's employment terminates for any reason whatsoever, except as otherwise stated herein below, Employee agrees: (1) not to become an employee, consultant, advisor, principal, partner or substantial shareholder of any firm or business that directly competes with Company or its affiliates in their principal products and markets; and (2), on behalf of any such competitive firm or business, not to solicit any person or business that was at the time of such termination and remains a customer or prospective customer, a supplier or prospective supplier, or an employee of Company or an affiliate. Notwithstanding any of the foregoing provisions to the contrary, Employee shall not be subject to any of the restrictions set forth in this Subsection 12(b) if Employee's employment is terminated as a result of Company's unwillingness to extend Employment Term.

4.    Incorporation by Reference. This Addendum is entered into between the parties for the purpose of amending certain terms of the Employment Agreement during the term of this Addendum, and is hereby incorporated therein and made a part thereof during the Addendum Term. All terms of the Employment Agreement other than those specifically modified by this Addendum shall remain in full force and effect during the Addendum Term.

Signature page follows.

IN WITNESS WHEREOF the parties have executed this Addendum to be effective as of the date first set forth above.

LENDER PROCESSING SERVICES, INC.

By:	/s/ Hugh R. Harris
Name:	Hugh R. Harris
Its:	President and Chief Executive Officer

DANIEL T. SCHEUBLE

/s/ Daniel T. Scheuble